UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2026

ROADZEN INC.

(Exact name of Registrant as Specified in Its Charter)

British Virgin Islands	001-41094	98-1600102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Anza Blvd Suite 109
Burlingame, California	94010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (347) 745-6448

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	RDZN	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one ordinary share, each at an exercise price of $11.50 per share	RDZNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 22, 2026, Roadzen Inc. (the “Company”) entered into a Third Amendment to Securities Purchase Agreement and Junior Convertible Notes (the “Third Amendment”), which amended certain of the terms of (i) that certain Securities Purchase Agreement, dated as of November 20, 2025 (the “SPA”), entered into between the Company and an institutional investor (the “Investor”), (ii) the junior convertible note issued to the Investor on November 21, 2025 (as previously amended, the “November Note”) pursuant to the terms of the SPA, each as described in the Current Report on Form 8-K filed by the Company on November 20, 2025, and (iii) that certain junior convertible note issued to the Investor on January 20, 2026 (the “January Note”), as described in the Current Report on Form 8-K filed by the Company on January 20, 2026. Certain terms of the November Note and the SPA were previously amended pursuant to a Second Amendment to Securities Purchase Agreement and Junior Convertible Note entered into between the Company and the Investor on February 25, 2026, as described in the Current Report on Form 8-K filed by the Company on February 26, 2026. Among other things, the Third Amendment amends the November Note to (i) change the dates on which the “Installment Amounts” otherwise due under the November Note on April 21, 2026 and May 21, 2026 are due to July 20, 2026, (ii) add a provision that would adjust the “Conversion Price” of the November Note in the event of certain equity financings below the Conversion Price then in effect, equivalent to the provision in the January Note and (iii) remove the provision that required the Company to use up to 25% of the net proceeds of “Subsequent Placements” to redeem all or a portion of the November Note. The Third Amendment also (i) changes the date on which the “Installment Amount” otherwise due under the January Note on May 20, 2026 is due to July 20, 2026, and (ii) extends the termination date of the Investor’s right to participate in certain financings by the Company to December 20, 2027. Also pursuant to the Third Amendment, the Company is required to use commercially reasonable efforts to obtain the approval, for purposes of Nasdaq Listing Rules, of its shareholders to issue a number of the Company’s ordinary shares upon conversion of the November Note and the January Note in excess of 20% of the total number of ordinary shares outstanding as of November 20, 2025.

The foregoing descriptions of the terms and conditions of the Third Amendment do not purport to be complete and are qualified in their entireties by the full text of Second Amendment, which is filed as exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Third Amendment to Securities Purchase Agreement and Junior Convertible Notes, dated May 22, 2026.
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADZEN INC.

Date:	May 22, 2026	By:	/s/ Rohan Malhotra
		Name:	Rohan Malhotra
		Title:	Chief Executive Officer